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                                                                   EXHIBIT 10.15

                               EXCLUSIVE RAGNAROK
                       LICENSE AND DISTRIBUTION AGREEMENT

THIS LICENSE AND DISTRIBUTION AGREEMENT (this "Agreement"), is made and entered into on this 21st day of October, 2002, by and between GRAVITY CORPORATION, a corporation duly organised and existing under the laws of the Republic of Korea ("Korea") and having its offices at 6th Fl. Shingu Bldg., 620-2, Shinsa-Dong, Kangnam-Ku, Seoul, 135-894, Korea ("Licensor"), SOFT-WORLD INTERNATIONAL CORPORATION, a corporation duly organised and existing under the laws of Taiwan, R.O.C and having its offices at 13th Fl., No. 1-16, KuoCien Road, Chien-Chen District, Kaoshiung 806, Taiwan ("Softworld"), and VALUE CENTRAL CORPORATION, a corporation duly organised and existing under the laws of the Independent State of Western Samoa and having its offices at P.O. Box 217, Apia, Samoa ("Licensee").

                                    RECITALS:

WHEREAS, Licensor has developed and possesses all rights in computer programs of online game "Ragnarok" ("Game") and also possesses valuable know-how and technical information on the installation, design, service and use of the Game;

WHEREAS, Softworld is engaged in the business of sale and distribution of game products in Taiwan, and Licensee is Softworld's subsidiary company with 100% investment by Softworld;

WHEREAS, Softworld and Licensee desire to distribute and market the Game in the Territory (as defined in Article 1) through the Service Company (as defined in
Article 1) which will be established after the execution of this Agreement and which will be engaged in the sale, distribution, promotion and marketing of the Game to wholesalers and will provide an accurate figure of the Service-Sales Amount calculated with its billing system in the Territory; and

WHEREAS, Licensor desires to grant such license to the Service Company through Licensee under the full guarantee of its performance by Licensee and Soft-world.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

The terms defined in this Article shall have the meaning ascribed to them herein whenever they are used in this Agreement, unless otherwise clearly indicated by the context.

1.1      "Chinese Version" shall mean the Game in Chinese language.

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1.2      "Confidential Information" shall mean all materials, know-how, software or other information including, but not limited to, proprietary information and materials regarding a Party's technology, products, business information or objectives, including the softwares for the Game and Technical Information under this Agreement, which is designated as confidential in writing by the providing Party or which is the type that is customarily considered to be confidential information by persons engaged in similar activities.

1.3 "End Users" shall mean the users of the Game through network game service system established and operated by Licensee with individually assigned ID numbers for each End User.

1.4 "Game" shall have the meaning stipulated in the recitals above, including any modified or advanced version of the Game distributed by Licensor for error correcting, updating or debugging purpose, under the same title. Any subtitled version, series or sequel to the Game which may be developed or distributed by Licensor after the execution of this Agreement shall be clearly excluded from the scope of this Agreement.

1.5 "Intellectual Property" shall mean all patents, designs, utility models, copyrights, know-how, trade secrets, trademarks, service mark, trade dress and any other intellectual property rights in or related to the Game or Technical Information.

1.6 "Parties" and "Party" shall mean Licensor, Softworld and Licensee, collectively and individually, respectively.

1.7 "Servers" shall mean the servers established, installed and operated by Licensee within the Territory only for the service of Game to End Users in the Territory.

1.8 "Service Company" shall mean the company which will be established by Softworld and/or Licensee after the execution of this Agreement, 100% of whose issued and outstanding shares will be owned or controlled by Softworld or Licensee and which will be engaged in the sale, distribution, promotion and marketing of the Game to wholesalers and will provide an accurate figure of the Service-Sales Amount calculated through its billing system in the Territory.

1.9 "Service-Sales Amount" shall mean the total service-sales amount paid by End Users for the Game, including amount paid by prepaid card, calculated in the Billing System with the deduction of the Wholesaler-Discounts granted under this Agreement.

1.10 "Technical Information" shall mean the software, know-how, data, test result, layouts, artwork, processes, scripts, concepts and other technical information on or in relation to the Game and the installation, operation, maintenance, service and use thereof.

1.11     "Territory" shall mean the People's Republic of China.

1.12 "Wholesaler-Discounts" shall mean the discount which will be offered by the Licensee to all wholesalers who run sales market; provided, however, that if the payment by End Users is made by prepaid card or numbers through traditional sales channel (includes PC game rooms, Computer shops, Convenient stores,, Wholesaler-Discounts

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         granted to any wholesaler shall not exceed thirty percent (30%) of the prepaid card amount, if the payment by End Users is made through online channel, Wholesaler-Discounts granted to any wholesaler shall not exceed fifteen percent (15%) of the amount paid online which includes credit cards, bank wire transfer, mobile and phone and if the payment by End Users is not made by traditional sales channel or online sales channel, there will be negotiation between both parties.

                                   ARTICLE 2.
                                GRANT OF LICENSE

2.1 Licensor hereby grants to Licensee, subject to the terms and conditions contained in this Agreement, the exclusive, royalty-bearing and non-transferable license (the "License") to service, use, promote, distribute and market the Game to End Users and to use the Technical Information for such purpose within the Territory, and to grant a sublicense only to the Service Company.

2.2 The service, use, promotion, distribution and marketing of the Game under this Agreement by Licensee shall be made only in Chinese language using the Chinese Version in the Territory. Any service, use, promotion, distribution and marketing of the Game outside the Territory and any use of the Technical Information for any purpose other than performance under this Agreement are strictly prohibited.

2.3 The service of the Game by Licensee shall be made only through the IBM PC on-line method (excluding mobile access) using the Servers. Without prior written approval by Licensor Licensee shall not manufacture any free of charge "Prepaid Card" if points per such ID exceed one hundred fifty (150) points, and such cards are only to be used for promoting new end-users and up to one hundred fifty (150) free points for one game account id. Licensee shall not manufacture, sell or distribute the Game in any other forms including CDs.

2.4 The Game shall be serviced, promoted, distributed and marketed under the titles, trademark, character names and other names of the Game ("Title") as originally created and used by Licensor. Provided, however, that, if it is required to change any of such Title due to any special lingual or social circumstance of the Territory, the Parties shall decide and use new Title ("New Title") for the Game. All of the right on the Title and New Title shall be exclusively owned by Licensor and Licensee shall not use any of such Title or New Title out of the scope of this Agreement without a prior written approval of Licensor.

2.5 All of the rights on or in relation to the Game, except as granted under this Agreement, including but not limited to the rights on the character business of the Game, shall remain exclusively with Licensor.

                                    ARTICLE 3
                                 SERVICE COMPANY

3.1 Soft-world and/or Licensee shall establish the Service Company after the date of execution of this Agreement. Promptly upon establishment of the Service Company,

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         Licensee shall provide Licensor with the relevant corporate information on the Service Company, including the shareholding details thereof, and such other information thereon as may be reasonably requested by Licensor.

3.2 Within 30 days after the date of establishment of the Service Company, Licensee shall enter into a fully valid and binding sublicense agreement ("Sublicense Agreement") with the Service Company, a copy of which shall be provided to Licensor promptly upon execution and which shall contain all of the terms and conditions of this Agreement mutatis mutandis. Under the Sublicense Agreement, Licensor shall be designated as a third party beneficiary and shall be entitled to exercise the rights of Licensee provided therein directly against the Service Company.

3.3 After the execution of the Sublicense Agreement, all service, use, promotion, distribution and marketing of the Game to End Users required under this Agreement shall be performed only by the Service Company.

3.4 In addition to the obligations of the Service Company provided in the Sublicense Agreement, all of Licensee's obligations provided in this Agreement shall apply to the Service Company, and Licensee shall cause the Service Company to perform all of Licensee's obligations under this Agreement. In this regard, the performance by the Service Company of Licensee's obligations under this Agreement shall be deemed to be the performance thereof by Licensee itself. Further, the term "Licensee" used throughout this Agreement in relation to Licensee's obligations hereunder shall be interpreted such as to include the Service Company.

3.5 During the term of this Agreement, Soft-world shall, together with Licensee, maintain the ownership of at least fifty one percent (51%) of the total issued and outstanding shares and the control over the management of the Service Company. In the event Software loses such ownership or control, the Service Company shall lose all its rights in relation to the Game and the Sublicense Agreement shall expressly provide that it shall be automatically terminated in such event.

                                    ARTICLE 4
                                DELIVERY OF GAME

4.1 Subject to the terms and conditions of this Agreement, Licensor shall provide Licensee with its full assistance and cooperation including preparation of Chinese Version and providing technical assistance in order for Licensee to launch its beta service of the Game in the Territory within thirty (30) days to Forty-Five (45) days from the signing of the contract and to launch its commercial service of the Game in the Territory within forty five (45) to Sixty (60) days from the approval date of Chinese Government on the publication of the Game. The Parties agree that the above dates are the target dates for launching the beta and commercial service of the Game and such dates may be changed based on the market situations by the mutual agreement of the Parties.

4.2 Once Licensee receives the Chinese Version and technical documents on the Game (collectively "Delivery Materials") from Licensor, Licensee shall perform its review

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         and test promptly and inform Licensor of any defect within thirty (30)
         days after receipt thereof. Licensee's failure to inform within the designated period shall be regarded as acceptance by Licensee, and any revision or modification of any of the Delivery Materials which may be made by Licensor thereafter upon the request by Licensee shall be at Licensee's sole expense.

4.3 The Game shall be serviced in the Territory only in the manner provided by Licensor under this Agreement. Licensee shall be strictly prohibited from any modification, amendment or revision of any part of the Game including the name of title and characters of the Game, without prior written approval from Licensor.

                                    ARTICLE 5
                              TECHNICAL ASSISTANCE

5.1 During the term of this Agreement, Licensor shall provide Licensee for free of charge with technical assistance including software installation and set-up, maintenance support, patch updates in connection with the Game and the localization of the Game into Chinese language, provided that any and all expenses actually incurred by any engineers dispatched by Licensor to perform the above technical assistance in this Section 5.1, including, without limitation, business class airfare, lodging, food and other general living expenses incurred during their stay at Licensee's premises, shall be borne by Licensee.

5.2 Licensor shall, upon the request of Licensee, dispatch its engineers to Licensee for the installation of Servers and training of Licensee's personnel. The total period for such technical assistance excluding the travelling time shall not exceed [10] man days (based on 8 hours of work per engineer per day), and any further assistance through dispatch of Licensor's engineers shall be determined by the mutual agreement of the Parties. After the initial dispatch by Licensor of its engineers for [10 man-day period], the salaries of Licensor's engineers for the dispatched period shall be paid by Licensee. All the expenses incurred by the engineers of Licensor for business class airfare, lodging and food and other general living expenses during their stay for the period of technical assistance shall be borne by Licensee.

5.3 During the term of this Agreement, Licensor shall receive Licensee's personnel in its office in Korea for training with respect to the installation and service of the Game and the installation, maintenance and operation of the Servers. The number of the trainees from Licensee shall not exceed [3] persons at one time and the total period of training shall not exceed [7] man days (based on 8 hours of training per trainee per day), unless otherwise agreed in writing by Licensor. All of the expenses for travel, lodging, food and other general living expenses incurred by such dispatched personnel of Licensee shall be borne by Licensee.

5.4 Any further assistance may be rendered by Licensor upon mutual agreement of the Parties.

5.5 Each Party shall be fully responsible and fully indemnify the other Party for the behavior of and activities performed by its employees and personnel during their stay at the other Party's facilities.

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                                    ARTICLE 6
                                     PAYMENT

6.1 In consideration of the License and technical assistance granted under this Agreement, Licensee shall pay to Licensor as follows:

         (a) INSTALLMENT PAYMENT

         Licensee shall pay to Licensor a sum of Seven Hundred Thousand United States Dollars (USD 700,000) ("Installment Payment") in the following manner:

         (i) 1st Installment Payment: a sum of Four Hundred and Six Thousand United States Dollars (USD 406,000) which is equivalent to Fifty eight percent (58%) of the Installment Payment shall be paiduntil thirtieth day of November, 2002.

         (ii) 2nd Installment Payment: a sum of Two Hundred and Ninety four Thousand United States Dollars (USD 294,000) which is equivalent to forty two percent (42%) of the Installment Payment shall be paid within seven (7) days after to the date of commencement of commercial service of the Game("Commercial Service Date").

         No installment payment shall be refunded to or recouped by Licensee for any reason.

         (b) ROYALTY AND REPORT

         In addition to the Installment Payment, Licensee shall pay to Licensor as continuing royalties thirty percent (30%) of the Service-Sales Amount paid by End Users ("Royalty"). Subject to Section 6.1(c) below, the Royalty shall be paid on a monthly basis within twenty (20) days after the end of the applicable month. Licensee shall also provide Licensor with a report ("Royalty Report") on a monthly basis within twenty (20) days after the end of the applicable month. Each Royalty Report shall contain detailed information on the calculation of "Service-Sales Amount" for the applicable month.

         (c) MINIMUM GUARANTEE

         As a minimum guarantee ("Minimum Guarantee") for the Royalty payment, Licensee shall pay to Licensor a sum of Four Hundred Thousand United States Dollars (USD 400,000) in advance for every six (6) months' period after Commercial Service Date. The Minimum Guarantee for the first 6-month period after the Commercial Service Date shall be paid within two (2) weeks after the Commercial Service Date and those for the subsequent 6-month periods shall be paid within two (2) weeks after the beginning of the applicable 6-month period. The Minimum Guarantee shall be deemed to be an advance payment of the Royalty to the extent of the amount thereof for each six-month period, thus if the Royalty exceeds the Minimum Guarantee within any such six-month period, Licensee shall pay to Licensor the Royalty amount in excess of the Minimum Guarantee in accordance with Section 6.1(b) above. For the

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         avoidance of doubt, Licensee shall (i) pay the Installment Payment set forth in Section 6.1(a) regardless of Sections 6.1(b) and (c), and (ii) provide Licensor with the Royalty Report pursuant to Section 6.1(b) regardless of whether the Royalty exceeds the Minimum Guarantee.

6.2 Any and all payment under this Agreement by Licensee to Licensor shall be made in United States Dollar (USD) and by wire transfer to the account designated by Licensor or in such other method as may be mutually agreed between the Parties.

6.3 For all payments to be made in United States Dollar under this Agreement, the applicable foreign exchange rate shall be the basic exchange rate published by the Chinese Bank on the due date for the relevant payment. Provided, however, that, in the event of any delay in payment, the most favourable exchange rate to Licensor of the rates from the due date for the relevant payment to the date of actual payment shall apply.

6.4 In the event any payment is delayed by Licensee under this Agreement, a default interest at a rate of [18] % per annum shall apply. For the avoidance of doubt, Licensor's entitlement to such default interest pursuant to this Section 6.4 shall not affect any other rights of Licensor under this Agreement.

6.5 Any and all taxes including the sales tax, value added tax, income tax on any payment to Licensor under this Agreement shall be borne by Licensee, provided, however, if Chinese Government requires Licensee to withhold the income tax on the payment to Licensor, Licensee is allowed to withhold as such tax up to ten percent (10%) of the respective payment amount. In the event that any amount is withheld for the tax payment under this Section 6.5, Licensee shall promptly inform Licensor of such payment and provide Licensor with a certification issued by the relevant tax authorities with respect to the royalty payment. Any withholding tax in excess of ten percent (10%) of the respective payment amount shall be borne by Licensee, and Licensee shall not deduct such withheld amount from the actual payment amount.

                                    ARTICLE 7
                                 REPORT & AUDIT

7.1 Licensee shall provide Licensor with all the information on the development of its business in relation to the Game. Without limiting the foregoing, Licensee shall inform Licensor promptly after its launch of the beta service and the commencement of the commercial service of the Game.

7.2 Licensee shall provide Licensor with a monthly report (the "Monthly Report") within twenty (20) days after the end of the applicable month in writing on its business activities in relation to the Game including but not limited to the list of End-Users, the fees charged by Licensee, sale revenue of the pertinent month, advertising activities and the expenses therefor, complaints received from End Users and market trends in the Territory.

7.3 Licensee shall keep all of its record, contractual and accounting documents and company documents in relation to its business and activities under this Agreement in

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         its offices, during the term of this Agreement and for two years after the expiration or termination of this Agreement.

7.4 During the term of this Agreement and two (2) years after the expiration or termination thereof, Licensor may by itself or through an accountant designated by Licensor investigate and audit all of the company documents of Licensee with respect to its Game business. For this purpose, Licensor may request Licensee to produce the relevant documents, and may visit Licensee's office and make copies of Licensee's documents. Licensee shall provide all assistance and co-operation required by Licensor for such investigation and audit. All expenses incurred for such investigation and audit shall be borne by Licensor unless such investigation and audit reveals underpayment by greater than 5% of the required royalty amount, in which case Licensee shall bear all expenses for such investigation and audit and shall also promptly pay to Licensor the unpaid amount together with [18] % default interest thereon.

                                    ARTICLE 8
                                   ADVERTISING

8.1 Licensee shall exert its best efforts to advertise, promote and perform marketing activities on the Game in the Territory.

8.2 For the advertising of the Game in the Territory, Licensee agrees to spend no less than Five Hundred Thousand United States Dollars (USD 500,000) for each twelve-month period after the commencement of the term of this Agreement. Licensee shall provide Licensor with detailed information on Licensee's advertising activities every month in the Monthly Reports as stipulated in Section 7.2. In addition, Licensee shall provide Licensor with a separate advertisement report on June 30 and December 31 of each year covering the preceding 6 months' period.

8.3 Licensor will provide Licensee with samples of the marketing and promotional materials for the Game which have been or will be produced and used by Licensor during the term of this Agreement. For the marketing and advertising materials for use in the Territory, Licensee shall provide Licensor with samples thereof and shall obtain Licensor's written approval prior to Licensee's actual use of such advertising materials. Licensor's failure to respond within seven (7) days after receipt of such samples of advertising material shall be deemed as approval of such advertising materials.

8.4 All of the copyright on the marketing and advertising materials produced or used by Licensee on the Game ("Advertising Materials") shall be exclusively owned by Licensor, and Licensee shall not use any Advertising Materials in a manner outside the scope of this Agreement. For the effectiveness of this provision, Licensee hereby assigns all of its right on such Advertising Materials to Licensor.

                                    ARTICLE 9
                          OTHER OBLIGATION OF LICENSEE

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9.1      Licensee shall exert its best efforts to supply, distribute and sell the Game in the Territory.

9.2 Licensee shall be solely responsible for service, use, promotion, distribution and marketing of the Game in the Territory, and Licensor shall not be responsible for any of such activities unless stipulated otherwise in this Agreement.

9.3 Licensee shall provide full and comprehensive technical support to End Users to assist in their use of the Game, including but not limited to Licensee's maintaining 24-hour technical contact window, on-line customer services, sufficient outbound bandwidth and circuits for operating business under this Agreement, and game servers required for on-line game operation.

9.4 Licensee shall provide its best effort and procure appropriate legal and administrative measures against any and all activities by third parties infringing the Game or any of the Intellectual Property of Licensor on or in relation to the Game, including without limitation to, manufacture or sales of counterfeiting CDs, manuals, workbooks or other products.

9.5 Licensee shall conform to all laws and regulations of the Territory in its service, use, promotion, distribution and marketing of the Game in the Territory.

9.6 Licensee shall provide a prior written notice to Licensor in the event Licensee intends to change its marketing strategies, including budget, advertising, marketing, promotional materials, product packaging and etc., price policies relating to the Game, and other important policies.

9.7 Licensee shall indemnify and hold harmless Licensor and its officers and employees from any kind of losses, costs, expenses or liabilities, including reasonable attorneys' fees resulting from any claim by a third party on or in relation to Licensee's service, use, promotion, distribution and marketing of the Game, provided that Licensor (a) promptly notifies Licensee of such claim; (b) allows Licensee to control the defence of such claim and/or any related settlement negotiations; and (c) provides any reasonable assistance requested by Licensee in connection with such claim.

9.8 Without prior written approval by Licensor Licensee shall not publish free of charge account of the Game when number of such free of charge account exceeds eight hundred units (800) and such information shall be provided to licensor in monthly basis.

9.9. Licensee shall provide Licensor an exclusive and separated office and office supplies including but not limited to desks and computers up to 4 persons in the Service Company's main office and all branch offices for Gravity's own activities including but not limited to co-marketing and auditing. And this office will be accessible only by person designated by Licensor. All the expenses incurred by these employees of Licensor for transportation, posts and telecommunications, salaries, lodging and food and other general living expenses, etc. during the mission shall be borne by Licensor.

9.10 Licensee shall provide Licensor with the ids of any prepaid cards manufactured to serve and charge End Users for the Licensed Product immediately during the term of

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         this Agreement. And the Licensee shall obtain Licensor's written approval prior to launching any free of charge prepaid cards if points per card exceed one hundred fifty (150) points, and these cards are used only for promoting new end-users.

                                   ARTICLE 10
                              INTELLECTUAL PROPERTY

10.1 Technical Information shall be exclusively owned by Licensor, and this Agreement shall not grant Licensee or permit Licensee to exercise any right or license on the Intellectual Property except for the License granted under this Agreement. Licensee shall not obtain or try to obtain any registered industrial property or copyright on any of the Intellectual Property of Licensor regardless of the territory and exploitation area.

10.2 Licensor hereby represents and warrants that Licensor has a legal and valid right to grant the rights and licenses under this Agreement to Licensee and that the Game and Technical Information do not violate or infringe any patent, copyright and trademark of any third party in Korea.

10.3 Licensor agrees to indemnify and hold harmless Licensee from any kind of losses, costs, expenses or liabilities, including reasonable attorneys' fees and costs of settlement, resulting from any claim by a third party upon Licensor's breach of Section 10.2; provided that Licensee (a) promptly notifies Licensor of such claim; (b) allows Licensor to control the defense of such claim and/or any related settlement negotiations; and (c) provides any reasonable assistance requested by Licensor in connection with such claim.

                                   ARTICLE 11
                             LIMITATION OF LIABILITY

11.1 EXCEPT FOR THE WARRANTY AND INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTIONS 10.2 AND 10.3 ABOVE, LICENSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE GAME INCLUDING BUT NOT LIMITED TO ITS MERCHANTABILITY, AND THE GAME IS LICENSED HEREUNDER "AS IS".

11.2 IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

11.3 THE AGGREGATE LIABILITY OF LICENSOR UNDER OR RELATING TO THIS AGREEMENT WHETHER IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE) OR OTHERWISE, SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE TOTAL AMOUNT OF THE PAYMENTS MADE BY LICENSEE DURING THE PRECEDING PERIOD OF [6] MONTHS.

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                                   ARTICLE 12
                                 CONFIDENTIALITY

12.1 All Confidential Information disclosed by either Party under this Agreement shall be maintained in confidence by the receiving Party and shall not be used for any purpose other than explicitly granted under this Agreement. Each Party agrees that it shall provide Confidential Information received from the other Party only to its employees, consultants and advisors who need to know for the performance of this Agreement. The receiving Party shall be responsible for any breach of this Article by its employees, consultants and advisors.

12.2 The confidential obligation shall not apply, in the event that it can be shown by competent documents that the Confidential Information;

         (a) becomes published or generally known to the public before or after the execution of this Agreement without any breach of this Agreement by any Party;

         (b) was known by the receiving Party prior to the date of disclosure to the receiving Party;

         (c) either before or after the date of disclosure is lawfully disclosed to the receiving Party by a third party who has no confidential obligation for such information;

         (d) is independently developed by or for the receiving Party without reference to or reliance upon the Confidential Information; or

         (e) is required to be disclosed by the receiving Party in accordance with the applicable laws and orders from the government or court; provided that, in this case, the receiving Party shall provide prior written notice of such disclosure to the providing Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

                                   ARTICLE 13
                                      TERM

13.1 This Agreement shall become effective on the execution date of this Agreement and, unless terminated earlier in accordance with this Agreement, shall remain in effect for a period of two (2) years from the date of commencement of Commercial service of Chinese version in the Territory.

13.2 No later than four (4) months prior to the expiration of this Agreement, Licensor shall give Licensee the first right of negotiation for a period of thirty (30) days for re-execution of a license agreement for an additional term of one (1) year ("Renewed Term") for the Game. For the extension one (1) year with initial two (2) year terms of this agreement, Licensee shall be given continuous execution of this license agreement if there have been no critical defects during the initial two year term. If no agreement in writing is made between the Parties for renewal or re-execution of a

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         license agreement during such period, this Agreement shall expire without any further extension or renewal.

                                   ARTICLE 14
                                   TERMINATION

14.1 This Agreement may be terminated upon the mutual agreement of the Parties.

14.2     Each Party shall have the right to immediately terminate this
         Agreement:

         (a) upon written notice to the other Party in the event of the other Party's material breach of this Agreement and such breach shall continue for a period of [thirty (30)] days after the breaching Party's receipt of written notice setting forth the nature of the breach or its failure to perform and the manner in which it may be remedied;

         (b) if the other Party or its creditors or any other eligible party files for its liquidation, bankruptcy, reorganization, composition or dissolution, or if the other Party is unable to pay any kind of debts as they become due, or the creditors of the other Party have taken over its management; or

         (c)      in accordance with Section 15.2 below.

         (d) In the event of Licensee's intended material breach of Billing system and such breach shall be clarified and proved truth by Parties after Licensee's receipt of the Licensor's written notice setting forth the nature of the breach, and Licensee shall promptly pay to Licensor the unpaid-amount together with [18]% default interest thereon.

14.3 Notwithstanding Section 14.2 above, Licensor may immediately terminate this Agreement upon a written notice to Licensee:

         (a) if the Royalty for any given month as set forth in Section 6.1(b) above is not paid within 15 days from receiving written notice from Licensor for late payment;

         (b) if the beta service of the Game is not commenced in the Territory within forty five (45) days from the date of signing of the contract unless such failure has been caused by Licensor;

         (c) if the commercial service of the Game is not commenced in the Territory within thirty (30) to sixty (60) days from the date on which the commercialization of the Game in the Territory is duly approved by the Chinese Government unless such failure has been caused by Licensor;

         (d) if the service of the Game in the Territory is stopped, suspended, discontinued or disrupted for more than ten (15) days in total during the term of this Agreement due to causes attributable to Licensee unless such suspension is caused by Chinese Government;

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

         (e) if Soft-world fails to obtain approval by the Chinese Government for commercial service of the game in the territory until thirty first (31st) of January, 2003. In this case Licensor shall pay to Licensee a sum of fifty (50) percent of initial licensee fee received from Licensee with seven days after the dated on 31st of January, 2003; or

         (f)      if Soft-World loses its ownership or control stipulated in
                  Section 3.5.

14.4 Upon the effective date of such termination, all rights granted to Licensee hereunder shall immediately cease and shall revert to Licensor, and Licensee shall immediately cease servicing of the Game and return to Licensor any and all softwares, Technical Documents and other materials or information provided by Licensor to Licensee under this Agreement.

14.5 No termination of this Agreement shall affect the Parties' rights or obligations that were incurred prior to the termination. The expiration or termination of this Agreement shall not affect the effectiveness of Articles 7, 10, 11, 12, 14.4 and 16 which shall survive the expiration or termination of this Agreement.

                                   ARTICLE 15
                                  FORCE MAJEURE

15.1 Notwithstanding anything in this Agreement to the contrary, no default, delay or failure to perform on the part of either Party shall be considered a breach of this Agreement if such default, delay or failure to perform is shown to be due entirely to causes beyond the reasonable control of the Party charged with such default, delay or failure, including, without limitation, causes such as strikes, lockouts or other labor disputes, riots, civil disturbances, actions or inactions of governmental authorities or suppliers, epidemics, war, embargoes, severe weather, fire, earthquake, acts of God or the public enemy.

15.2     If the default, delay or failure to perform as set forth above in
         Section 15.1 exceeds [thirty (30)] days from the initial occurrence, a Party who is not affected from such force majeure event shall have the right to terminate this Agreement with a written notice to the other Party.

                                   ARTICLE 16
                                    GUARANTEE

16.1 In consideration of the License granted by Licensor to Licensee under this Agreement, Softworld hereby irrevocably and unconditionally guarantees all of the performance and activities of Licensee under or in relation to this Agreement and Softworld shall be jointly and severally responsible to Licensor for all the obligations of Licensee and its performance, non-performance and any other activity under this Agreement.

16.2 Any notice given in accordance with this Agreement from Licensor to Licensee shall be deemed to be given and delivered to Softworld and the Service Company.

16.3 Licensee and Soft-world irrevocably and unconditionally guarantee the due

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

         performance and observance by the Service Company of the terms of this Agreement and the Sublicense Agreement, and Licensee and Soft-world shall be jointly and severally responsible to Licensor for the performance or failure of performance by the Service Company of the terms of this Agreement and the Sublicense Agreement, and any other activities performed by the Service Company in relation to this Agreement or the Sublicense Agreement.

                                   ARTICLE 17
                               GENERAL PROVISIONS

17.1 Neither Party's rights, duties or responsibilities under this Agreement may be assigned, delegated or otherwise transferred in any manner, without prior written consent of the other Party.

17.2 It is understood and agreed by the Parties that this Agreement does not create a fiduciary relationship between them, that Licensee shall be an independent contractor, and that nothing in this Agreement is intended to constitute either Party an agent, legal representative, subsidiary, joint venturer, employee or servant of the other for any purpose whatsoever.

17.3 If any kind of notices, consents, approvals, or waivers are to be given hereunder, such notices, consents, approvals or waivers shall be in writing, shall be properly addressed to the Party to whom such notice, consent, approval or waiver is directed, and shall be either hand delivered to such Party or sent by certified mail, return receipt requested, or sent by Fed, Ex, DHL or comparable international courier service, or by telephone, facsimile or electronic mail (in either case with written confirmation in any of the other accepted forms of notice) to the following addresses or such addresses as may be furnished by the respective Parties from time to time:

                    If to Licensor.
                    Attention:  Hyunduck Na
                    6th Fl. Shingu Bldg., 620-2, Shinsa-Dong, Kangnam-Ku, Seoul, 135-894, Korea
                    Fax: +82-2-3442-7097

                    If to Licensee
                    Attention: Mr. Yu-shun
                    13th Fl., No. 1-16, Kuo-Chien Road, Chien-Chen District, Kaohsiung 806, Taiwan
                    Fax: +886 7 8151020

17.4 No course of dealing or delay by a Party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power or remedy except as expressly manifested in writing by the Party waiving such right, power or remedy, nor shall the waiver by a Party of any breach by the other Party of any covenant, agreement or provision contained in this Agreement be construed as a waiver of the covenant, agreement or provision itself or any subsequent breach by the other Party of that or any other covenant, agreement or provision contained in this Agreement.

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

17.5 This Agreement, including all exhibits, addenda and schedules referenced herein and attached hereto, constitutes the entire agreement between the Parties hereto pertaining to the subject matters hereto and supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the Parties in connection with the subject matters hereof.

17.6 This Agreement shall be written in English and all disputes on the meaning of this Agreement shall be resolved in accordance with English version of this Agreement.

17.7 This Agreement may be amended only upon the execution of a written agreement between Licensor and Licensee which makes specific reference to this Agreement.

17.8 This Agreement shall be governed by and construed in accordance with the laws of Korea.

17.9 Any controversy or claim arising out of or in relation to this Agreement shall be finally settled by arbitration in Korea. The arbitration shall be conducted before three arbitrators in accordance with the Rules of Arbitration and Conciliation of the International Chamber of Commerce then in effect. The Parties shall be bound by the award rendered by the arbitrators and judgement thereon may be entered in any court of competent jurisdiction. Any award rendered by the arbitrators shall be final, and the Parties shall not have any right of appeal.

17.10 If any section, subsection or other provision of this Agreement or the application of such section, subsection or provision, is held invalid, then the remainder of the Agreement, and the application of such section, subsection or provision to persons or circumstances other than those with respect to which it is held invalid shall not be affected thereby.

IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year first above-written.

GRAVITY CORPORATION,

By:______________________________
Name: Jung-Ryool Kim
Title: Chairman
Date :

VALUE CENTRAL CORPORATION,

By:______________________________
Name: Yu-Shu Hung
Title: CEO
Date :

SOFT-WORLD INTERNATIONAL CORPORATION.

By:______________________________
Name: Mr. Chin - Po  Wang
Title: President
Date :

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